UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 30, 2019

BROOKLINE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23695	04-3402944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

131 Clarendon Street, Boston, MA 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 425-4600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02. Results of Operations and Financial Condition.

On January 30, 2019, the Board of Directors of Brookline Bancorp, Inc. (the "Company") issued a press release announcing its earnings for the quarter ended December 31, 2018.  Additionally, the Company announced the approval by its Board of Directors of a regular quarterly dividend of $0.105 per share payable on February 25, 2019 to stockholders of record on February 11, 2019.  A copy of that press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 8.01. Other Events.

On January 30, 2019, the Board of Directors of the Company approved a stock repurchase program of up to $10 million of the Company’s common stock over a period of eleven months ending on December 31, 2019.  The shares may be repurchased from time to time in open market or negotiated transactions at prevailing market prices in accordance with federal securities laws.  The Company announced the stock repurchase program in its press release announcing its earnings for the quarter ended December 31, 2018.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Press release of Brookline Bancorp, Inc. reporting earnings dividend approval and stock repurchase program approval, issued January 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date: January 30, 2019	By:	/s/ Carl M. Carlson
Carl M. Carlson
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Press release of Brookline Bancorp, Inc. reporting earnings dividend approval and stock repurchase program approval, issued January 30, 2019.